Exhibit 4.3

AMENDED AND RESTATED CANADIAN SECURITY AGREEMENT
dated as of January 31, 2019
among
MASONITE INTERNATIONAL CORPORATION,
as Canadian Borrower
and
THE CANADIAN SUBSIDIARY GUARANTORS FROM TIME TO TIME PARTY HERETO
and
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Collateral Agent

Schedules:

Schedule 1.01        –    Claims
Schedule 4.01        –    Filings to Perfect Security Interests

AMENDED AND RESTATED CANADIAN SECURITY AGREEMENT dated as of January 31, 2019 (as amended, modified or supplemented from time to time, this “Agreement”) among MASONITE INTERNATIONAL CORPORATION, a British Columbia corporation (the “Canadian Borrower”), the Canadian Subsidiary Guarantors (as defined below), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent for the benefit of the Secured Parties referred to herein.
The Borrowers propose to enter into a second amended and restated credit agreement dated as of the date hereof (as amended, restated, amended and restated, modified or supplemented from time to time and including any agreement extending the maturity of, refinancing or otherwise amending, amending and restating or otherwise modifying or restructuring all or any portion of the obligations of the Canadian Borrower or its Subsidiaries under such agreement or any successor agreement, the “Credit Agreement”; the terms defined therein which are not otherwise defined herein being used herein as therein defined) among Masonite Corporation, a Delaware corporation (the “Lead U.S. Borrower”), Premdor Crosby Limited, a limited liability company incorporated in England and Wales with company number 03227274 (together with any U.K. Subsidiary that becomes a Borrower party to the Credit Agreement after the date hereof, individually and collectively, the “U.K. Borrower”), the Canadian Borrower, each other borrower from time to time party thereto (collectively with the Lead U.S. Borrower, the Canadian Borrower and the U.K. Borrower the “Borrowers” and, individually, a “Borrower”), the Canadian Subsidiary Guarantors and each other guarantor from time to time party thereto, each lender from time to time party thereto, Wells Fargo Bank, National Association, as Administrative Agent and L/C Issuer (together with its successor or successors and permitted assigns in each such capacity, the “Administrative Agent” and an “L/C Issuer”) and others.
Masonite Inc. has amalgamated with and into the Canadian Borrower with the Canadian Borrower being the surviving entity in such amalgamation. The Canadian Borrower, among others, has executed and delivered to the Collateral Agent the Canadian Security Agreement dated as of May 17, 2011 (as heretofore amended, supplemented, or otherwise modified, the “Existing Security Agreement”).
Certain Revolving Credit Lenders and their Affiliates at the time acting as Hedge Banks may from time to time provide forward rate agreements, options, swaps, caps, floors and other Swap Contracts to the Loan Parties. In addition, certain Revolving Credit Lenders or their Affiliates at the time acting as Cash Management Banks may provide treasury management services to, for the benefit of, or otherwise in respect of, the Loan Parties (including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements). The Revolving Credit Lenders, each L/C Issuer, the Administrative Agent, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to the Credit Agreement, Wells Fargo Bank, National Association as collateral agent (together with its successor or successors in such capacity, the “Collateral Agent”), and each Related Party of any of the foregoing and their respective successors and assigns of each of the foregoing are herein referred to individually as a “Senior Credit Party” and collectively as the “Senior Credit Parties” and the Senior Credit Parties, the Hedge Banks, the Cash Management Banks and their respective successors and assigns are herein referred to individually as a “Secured Party” and collectively as the “Secured Parties”.

To induce the Revolving Credit Lenders to enter into the Credit Agreement and the other Loan Documents, the Cash Management Banks to enter into Secured Cash Management Agreements and the Hedge Banks to enter into Secured Hedge Agreements permitted under the Credit Agreement (the Loan Documents, the Secured Cash Management Agreements and the Secured Hedge Agreements being herein collectively referred to as the “Finance Documents”), and as a condition precedent to the obligations of the Revolving Credit Lenders under the Credit Agreement, the Canadian Borrower and each Subsidiary of the Canadian Borrower that is organized under the laws of Canada or any political subdivision thereof that becomes a party to the Canadian Guarantee from time to time in accordance with the Canadian Guarantee (each a “Canadian Subsidiary Guarantor” and, collectively, the “Canadian Subsidiary Guarantors”) have agreed, jointly and severally, to provide a guarantee of all obligations of the Borrowers and other Loan Parties under or in respect of the Finance Documents. As a further condition precedent to the obligations of the Revolving Credit Lenders under the Credit Agreement, each of the Canadian Borrower and together with each other Person that becomes a party hereto pursuant to Section 8.10 of this Agreement and the respective successors and permitted assigns of each of the foregoing, each a “Canadian Loan Party” and, collectively, the “Canadian Loan Parties”) has agreed or will agree to grant a continuing Security Interest in favor of the Collateral Agent in and to the Collateral (as hereinafter defined) to secure the Finance Obligations (as defined in the Credit Agreement).
Accordingly, the parties hereto agree that the Existing Security Agreement shall be and hereby is amended and restated as follows:
ARTICLE I
DEFINITIONS
Section 1.01    Terms Defined in the Credit Agreement.
Capitalized terms defined in the Credit Agreement and not otherwise defined herein have, as used herein and in the introductory statements above, the respective meanings provided for therein.
Section 1.02    Terms Defined in the PPSA/STA.
Unless otherwise defined herein or in the Credit Agreement, the following terms, together with any uncapitalized terms used herein which are defined in the PPSA or STA (as defined below), have the respective meanings provided in the PPSA or STA (as defined below), as applicable: (a) Chattel Paper; (b) Control, (c) Document of Title; (d) Equipment; (e) Instrument; (f) Financial Asset, (g) Inventory; (h) Investment Property, (i) Intangible; (j) Proceeds; (k) Security (l) Securities Account; (m) Security Entitlement and (n) Securities Intermediary.
Section 1.03    Additional Definitions.
Terms defined in the introductory section hereof have the respective meanings set forth therein. The following additional terms, as used herein, have the following respective meanings:

“Account Control Agreement” means (a) with respect to a Deposit Account, a deposit account control agreement reasonably acceptable in form and substance to the Collateral Agent, among one or more Canadian Loan Parties, the Collateral Agent and the bank which maintains such Deposit Account, and (b) with respect to a Securities Account, a securities account control agreement, reasonably acceptable in form and substance to the Collateral Agent, among one or more Canadian Loan Parties, the Collateral Agent and the Securities Intermediary which maintains such Securities Account, in each case as the same may be amended, modified or supplemented from time to time.
“Account Debtor” means a “debtor” (as defined in the PPSA), and also means and includes Persons obligated to pay negotiable instruments and other Receivables.
“Accounts” means (a) all “accounts” (as defined in the PPSA), (b) all of the rights of any Canadian Loan Party to payment for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, (c) all of the rights of any Canadian Loan Party to any goods, services or other property represented by any of the foregoing (including returned or repossessed goods and unpaid seller’s rights of rescission, replevin, reclamation and rights to stoppage in transit) and (d) all monies due to or to become due to any Canadian Loan Party under any and all contracts for any of the foregoing (in each case, whether or not yet earned by performance on the part of such Canadian Loan Party), including, without limitation, the right to receive the Proceeds of purchase orders contemplated by any of the foregoing and contracts, and all Supporting Obligations of any kind given by any Person with respect to all or any of the foregoing.
“Canadian Cash Proceeds Account” has the meaning specified in Section 2.04(a) of this Agreement.
“Canadian Concentration Account” means the Deposit Account of the Canadian Borrower designated as such on Schedule III.E to the Perfection Certificate into which the collected balances on deposit from time to time in the Collection Accounts are deposited in accordance with Section 2.04(b) of this Agreement.
“Canadian L/C Cash Collateral Account” has the meaning specified in Section 2.05 of this Agreement.
“Canadian Loan Party” has the meaning specified in preliminary statements to this Agreement.
“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.
“Cash Management Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person under or in respect of a Cash Management Agreement.

“Claims” means all claims, causes of action and similar rights and interests (however characterized) of any Canadian Loan Party, whether arising in contract, tort or otherwise, and whether or not subject to any action, suit, investigation or legal, equitable, arbitration or administrative proceedings including, without limitation, each of the claims in excess of $1,000,000 described on Schedule 1.01 hereto, as such Schedule may be amended, modified or supplemented from time to time.
“Collateral” has the meaning specified in Section 2.01 of this Agreement.
“Collateral Accounts” means one or more of the Canadian Cash Proceeds Account, the Canadian L/C Cash Collateral Account and any other Securities Accounts or Deposit Accounts established with or in the possession or under the control of the Collateral Agent into which cash or cash Proceeds (including cash Proceeds of insurance policies, awards of condemnation or other compensation) of any Collateral are deposited from time to time, in accordance with the terms of this Agreement or the Credit Agreement, collectively.
“Collateral Agent” means Wells Fargo Bank, National Association, in its capacity as collateral agent for the Secured Parties, and its successor or successors and permitted assigns in such capacity.
“Collection Account” means each Deposit Account of one or more of the Canadian Loan Parties designated as such on Schedule III.E to the Perfection Certificate, as such schedule may be amended, supplemented or modified from time to time, into which Proceeds of Collateral are deposited in accordance with Section 2.04(b) of this Agreement.
“Computer Hardware” means all computer and other electronic data processing hardware of the Canadian Loan Party, whether now or hereafter owned, licensed or leased by such Canadian Loan Party, including, without limitation, all integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories, peripheral devices and other related computer hardware, all documentation, flowcharts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes associated with any of the foregoing and all options, warranties, services contracts, program services, test rights, maintenance rights, support rights, renewal rights and indemnifications relating to any of the foregoing.
“Copyright” means any of the following, whether now existing or hereafter arising, owned, licenced or acquired by a Canadian Loan Party:
(a)    the United States, U.K. and Canadian copyrights and any renewals thereof;
(b)    all other common law and/or statutory rights in all copyrightable subject matter under the Laws of Canada or any province or territory thereof or of any other country (whether or not the underlying works of authorship have been published);

(c)    all registrations and applications for registration of any such copyright in Canada or any other country, including registrations, recordings, supplemental, derivative or collective work registrations and pending applications for registrations in the Canadian Intellectual Property Office or in any similar office or agency in Canada, any province or territory thereof or any other country or any political subdivision thereof;
(d)    all copyright rights embodied in computer programs, web pages, computer data bases and computer program flow diagrams, including all source codes and object codes related to any or all of the foregoing;
(e)    all claims for, and rights to sue for, past, present and future infringement of any of the foregoing; and
(f)    all income, royalties, damages and payments now or hereafter due or payable to a Canadian Loan Party with respect to any of the foregoing, including, without limitation, damages and payments due or payable to a Canadian Loan Party for past, present or future infringements thereof and payments and damages under all Copyright Licenses in connection therewith.
“Copyright License” means any agreement now or hereafter in existence granting to any Canadian Loan Party any rights, whether exclusive or non-exclusive, to use another Person’s copyrights or copyright applications, or pursuant to which any Canadian Loan Party has granted to any other Person, any right, whether exclusive or non-exclusive, with respect to any Copyright, whether or not registered.
“Deposit Accounts” means a demand, time, savings, passbook or similar account maintained with a bank or other financial institution whether or not evidenced by an Instrument.
“Direct Exposure” has the meaning specified in Section 2.05 of this Agreement.
“Discharge of Finance Obligations” means (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for such interest is, or would be, allowed in such Insolvency or Liquidation Proceeding) and premium, if any, on all indebtedness and other obligations outstanding under each Facility and termination of all commitments to lend or otherwise extend credit to the Loan Parties under the Finance Documents (b) payment in full in cash of all other Finance Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (including legal fees and other expenses, costs or charges accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for such fees, expenses, costs or charges is, or would be, allowed in such Insolvency or Liquidation Proceeding), (c) termination, cancellation or cash collateralization (in an amount required by the Credit Agreement ) of all Letters of Credit issued or deemed issued under the Loan Documents, (d) termination or cash collateralization (in an amount reasonably satisfactory to the Collateral Agent) of all Secured Hedge Agreements, unless other arrangements reasonably satisfactory to the applicable Hedge Bank have been made, and (e) termination or cash collateralization (in an amount reasonably satisfactory to the Collateral Agent) of all Secured Cash Management Agreements, unless other arrangements reasonably satisfactory to the applicable Cash Management Bank have been made.
“Domestic Subsidiary” means with respect to any Person each Subsidiary of such Person which is organized under the Laws of Canada or any province or territory thereof, and “Domestic Subsidiaries” means any two or more of them.
“Excepted Instruments” has the meaning specified in Section 4.07 of this Agreement.
“Excluded Contract” means at any date any rights or interest of a Canadian Loan Party in, to or under any agreement, contract, license, instrument, document or other general intangible (referred to solely for purposes of this definition as a “Contract”) to the extent that such Contract, by the express terms of a valid and enforceable restriction in favor of a Person who is not a Group Company, (a) prohibits, or requires any consent or establishes any other condition for, an assignment thereof or a grant of a Security Interest therein by a Canadian Loan Party or (b) would give any party to such Contract other than a Group Company an enforceable right to terminate its obligations thereunder or with respect to Contracts involving Intellectual Property, prohibits the grant of such Security Interest or provides that the grant of such Security Interest constitutes or results in the abandonment of, invalidation of or rendering unenforceable any of its right, title or interest in such Intellectual Property, or results in a breach of the terms of, or constitutes a default under, such Contract; provided that (i) rights to payment under any such Contract otherwise constituting an Excluded Contract by virtue of this definition shall be included in the Collateral to the extent permitted thereby or by the PPSA, and (iii) all Proceeds paid or payable to any Canadian Loan Party from any sale, transfer or assignment of such Contract and all rights to receive such Proceeds shall be included in the Collateral and (iv) the term “Excluded Contract” shall not include any rights or interest of a Canadian Loan Party in, to or under any Contract arising after the Restatement Effective Date which is material to the conduct of the business of a Canadian Loan Party or with respect to which a contravention or other violation caused or arising by its inclusion as Collateral under this Agreement could reasonably be expected to have a Material Adverse Effect unless (A) the Canadian Loan Party shall have used, or shall be diligently using, commercially reasonable and good faith efforts to obtain all requisite consents or approvals by the other party to such Contract of all of such Canadian Loan Party’s right, title and interest thereunder to the Collateral Agent or its designee and (B) the Canadian Loan Party shall have given prompt written notice to the Collateral Agent upon any failure to obtain such consent or approval.
“Exempt Deposit Accounts” means (a) Deposit Accounts the balance of which consists solely of (i) withheld income taxes and federal, province or local employment taxes in such amounts as are required in the reasonable judgment of the Canadian Borrower to be paid to the Canada Revenue Agency or provincial or local government agencies within the following two months with respect to employees of any of the Canadian Loan Parties and (ii) amounts required to be paid over to an employee benefit plan on behalf of or for the benefit of employees of one or more Canadian Loan Parties, (b) all segregated Deposit Accounts constituting (and the balance of which consists solely of funds set aside in connection with) tax accounts, payroll accounts, trust accounts and cash collateral accounts which secure obligations of the Canadian Loan Parties (other than Finance Obligations) which constitute Permitted Liens (c) Deposit Accounts the balance of which consists solely and exclusively of identifiable and non-commingled (i) cash Proceeds of any sale or disposition of any assets or property not constituting Collateral or (ii) cash Proceeds of any other assets or property not constituting Collateral, and (d) Deposit Accounts the balance of which consists solely of any reserves constituting deferred purchase price payable in connection with a Permitted Acquisition or other acquisition of assets not prohibited by the Credit Agreement that has been consummated.
“Finance Document” means (a) each Loan Document, (b) each Secured Hedge Agreement and (b) each Secured Cash Management Agreement, and “Finance Documents” means all of them, collectively.
“Foreign Subsidiary” means with respect to any Person, any Subsidiary of such Person that is not a Domestic Subsidiary of such Person.
“General Intangibles” means all “intangibles” (as defined in the PPSA) and also means and includes (a) an intangible under which the account debtor’s principal obligation is a monetary obligation and (b) Software.
“Indemnitee” has the meaning specified in Section 8.03(c) of this Agreement.
“Insolvency or Liquidation Proceeding” means any proceeding of the type described in Section 8.01(f) or (g) of the Credit Agreement.
“Intellectual Property” means all Patents, Trademarks, Copyrights, Software, Licenses, industrial designs, trade secrets, including know-how, show-how, customer lists, vendor lists, subscription lists, data bases and related documentation in each case owned or licensed by a Canadian Loan Party.
“Inventory” has the meaning specified in the PPSA, and shall include all goods intended for sale or lease by a Canadian Loan Party or for display or demonstration, all work in process, all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, printing, packing, shipping, advertising, selling, leasing or furnishing such goods or otherwise used or consumed in a Canadian Loan Party’s business, along with all prints and labels on which any Trademark has appeared or appears, package and other designs, and the rights in any of the foregoing which arise under applicable law.
“Judgments” means all judgments, decrees, verdicts, decisions or orders issued in resolution of or otherwise in connection with a Claim, whether or not final or subject to appeal, and including all rights of enforcement relating thereto and any and all Proceeds thereof.
“Letter-of-Credit Right” means a right to payment or performance under a letter of credit whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance and includes all rights of a Canadian Loan Party to demand payment or performance under a letter of credit.

“License” means any Patent License, Trademark License, Copyright License, Software License or other license or sublicense of Intellectual Property as to which any Canadian Loan Party is a party (other than those license or sublicense agreements which by their terms prohibit, or require any consent or establish any condition for, assignment or a grant of a Security Interest by the applicable Canadian Loan Party as licensee thereunder or provide that the grant of such Security Interest constitutes or results in the abandonment of, invalidation of or rendering unenforceable any of its right, title or interest in such Intellectual Property or results in a breach of the terms of, or constitutes a default under, such license or sublicense; provided that rights to payments under any such license shall be included in the Collateral to the extent permitted thereby or under the PPSA).
“Liquid Investments” has the meaning specified in Section 2.06 of this Agreement.
“Operating Account” means each Deposit Account of one or more of the Canadian Loan Parties designated as such on Schedule III.E to the Perfection Certificate, as such schedule may be amended, supplemented or modified from time to time.
“Patent” means any of the following, whether now existing or hereafter arising, owned or licensed by a Canadian Loan Party:
(a)    the Canadian, U.K. and United States patents;
(b)    all other letters patent, design letters patent and industrial designs of Canada or any other country;
(c)    all applications filed for letters patent and design letters patent of Canada or any other country including, without limitation, applications in the Canadian Intellectual Property Office or in any similar office or agency in Canada, any province or territory thereof or any other country or any political subdivision thereof;
(d)    all reissues, divisions, continuations, continuations-in-part, revisions, renewals or extensions thereof;
(e)    all claims for, and rights to sue for, past, present or future infringement of any of the foregoing; and
(f)    all income, royalties, damages and payments now or hereafter due or payable to any Canadian Loan Party with respect to any of the foregoing, including, without limitation, damages and payments due or payable to any Canadian Loan Party for past, present or future infringements thereof and payments and damages under all Patent Licenses in connection therewith.
“Patent License” means any agreement now or hereafter in existence granting to any Canadian Loan Party any right, whether exclusive or non-exclusive, with respect to any Person’s patent or any invention now or hereafter in existence, whether or not patentable, or pursuant to which any Canadian Loan Party has granted to any other Person, any right, whether exclusive or non-exclusive, with respect to any Patent or any invention now or hereafter in existence, whether or not patentable and whether or not a Patent or application for Patent is in or hereafter comes into existence on such invention.
“Payment Intangible” means an Intangible under which the Account Debtor’s principal obligation is a monetary obligation.
“Perfection Certificate” means, with respect to each Canadian Loan Party, a certificate, substantially in the form of Exhibit F-3 to the Credit Agreement, completed and supplemented with the schedules and attachments contemplated thereby.
“PPSA” means the Personal Property Security Act (British Columbia) or, to the extent applicable, similar legislation of any other jurisdiction, as amended from time to time and includes the Civil Code of Quebec where applicable.
“Receivables” means (a) all Accounts, (b) if directly or indirectly to any degree evidencing, governing, supporting, used or useful to protect or enhance the value, saleability or collectibility of, or otherwise in any way related to Accounts, all Payment Intangibles, Chattel Paper, Documents of Title, Instruments, Claims and Letter-of-Credit Rights and (c) all Supporting Obligations supporting or otherwise relating to any of the foregoing.
“Relevant Contingent Exposure” has the meaning specified in Section 2.05 of this Agreement.
“Representative” has the meaning specified in Section 5.05(c) of this Agreement.
“Secured Party” has the meaning specified in the introductory section hereof.
“Security Interests” means the security interests in the Collateral granted under this Agreement securing the Finance Obligations.
“Settlements” means all right, title and interest of a Canadian Loan Party in, to and under any settlement agreement or other agreement executed in settlement or compromise of any Claim, including all rights to enforce such agreements and all payments thereunder or arising in connection therewith.
“Software” means a computer program and any supporting information provided in connection with a transaction relating to the program and also means and includes all software programs, whether now or hereafter owned, licensed or leased by a Canadian Loan Party, designed for use on Computer Hardware, including, without limitation, all operating system software, utilities and application programs in whatever form and whether or not embedded in goods, all source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever, all firmware associated with any of the foregoing and all documentation, flowcharts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes associated with any of the foregoing, in each case now or hereafter owned or licensed by a Canadian Loan Party.
“Software License” means any agreement now or hereafter in existence granting to any Canadian Loan Party any right, whether exclusive or non-exclusive, to use another Person’s

Software, or pursuant to which any Canadian Loan Party has granted to any other Person, any right, whether exclusive or non-exclusive, to use any Software.
“STA” means the Securities Transfer Act (British Columbia) or, to the extent applicable, similar legislation of any jurisdiction, as amended from time to time.
“Supporting Obligation” means a Letter-of-Credit Right, Guarantee or other secondary obligation supporting or any Lien securing the payment or performance of one or more Receivables, Chattel Paper, General Intangibles, Documents of Title, Instruments or Investment Property.
“Trademark” means any of the following, whether now existing or hereafter arising, owned, or licensed by a Canadian Loan Party:
(a)    the Canadian and non-Canadian trademarks and any renewals thereof;
(b)    all other trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, certification marks, collective marks, brand names, trademark rights arising out of domain names and trade dress which are or have been used in the Canada or in any province, territory or possession thereof, or in any other place, nation or jurisdiction, and any other source or business identifiers protected by applicable law and the rights in any of the foregoing which arise under applicable Law;
(c)    the goodwill of the business symbolized thereby or associated with each of the foregoing;
(d)    all registrations and applications in connection therewith, including, without limitation, registrations and applications in the Canadian Intellectual Property Office or in any similar office or agency in Canada, any province or territory thereof or any other country or any political subdivision thereof;
(e)    all renewals thereof;
(f)    all claims for, and rights to sue for, past, present or future infringements of any of the foregoing;
(g)    all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including, without limitation, damages and payments for past, present or future infringements thereof and payments and damages under all Trademark Licenses in connection therewith; and
(h)    all rights corresponding to any of the foregoing whether arising under the Laws of Canada or any province or territory thereof or any other country or otherwise.
“Trademark License” means any agreement now or hereafter in existence granting to any Canadian Loan Party any right, whether exclusive or non-exclusive, to use another Person’s trademarks or trademark applications, or pursuant to which any Canadian Loan Party has granted to any other Person, any right, whether exclusive or non-exclusive, to use any Trademark, whether or not registered.
“ULC” means a company that is an unlimited company, unlimited liability company or unlimited liability corporation under any ULC Laws.
“ULC Laws” means the Companies Act (Nova Scotia), the Business Corporations Act (Alberta), the Business Corporations Act (British Columbia) and any other present or future laws governing ULCs.
“ULC Shares” means shares, partnership interests or other equity interests in the capital stock of a ULC.
Section 1.04    Terms Generally.
The definitions in Section 1.02 and Section 1.03 of this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Unless otherwise expressly provided herein, the word “day” means a calendar day.
ARTICLE II
SECURITY INTERESTS
Section 2.01    Grant of Security Interests.
To secure the due and punctual payment of all Finance Obligations, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to become due, in accordance with the terms thereof and to secure the performance of all of its obligations and the obligations of all other Canadian Loan Parties hereunder and under the other Finance Documents, each Canadian Loan Party hereby grants to the Collateral Agent for the benefit of the Secured Parties a Security Interest in, and each the Canadian Loan Party hereby pledges and collaterally assigns (except in the case of ULC Shares) to the Collateral Agent for the benefit of the Secured Parties (and, to the extent party to the Existing Security Agreement, hereby confirms, reaffirms, restates and continues the prior grant thereof as set forth in the Existing Security Agreement), all of such Canadian Loan Party’s right, title and interest in, to and under the following, whether now owned or existing or hereafter acquired, created or arising, whether tangible or intangible, and regardless of where located (all of which are herein collectively called the “Collateral”):
(a)    all Accounts;
(b)    all Inventory;

(c)    if directly or indirectly evidencing, governing, supporting used or useful to protect or enhance the value, saleability or collectibility of, or otherwise in any way related to Accounts or Inventory, all (A) General Intangibles (including, for the avoidance of doubt, Payment Intangibles but excluding Intellectual Property), (B) Chattel Paper, (C) Documents of Title, (D) Instruments, (E) Claims, Judgements and Settlements (F) Letter-of-Credit Rights, and (G) other Supporting Obligations of or with respect to all or any of the foregoing;
(d)    all cash and Cash Equivalents (other than cash or Cash Equivalents on deposit in any Exempt Deposit Account), all Deposit Accounts (other than Exempt Deposit Accounts), all Securities Accounts (other than Exempt Deposit Accounts) and all cash and other property deposited therein or credited thereto from time to time and in each case including all other collection accounts, lock-boxes, securities accounts and commodity accounts and any cash or other assets in any such accounts, all Investment Property and all Supporting Obligations of any kind given with respect to or relating to all or any of the foregoing, in each case only to the extent constituting Proceeds of the foregoing other than identifiable cash proceeds arising from the sale or other disposition (including any Casualty or Condemnation) of Real Property, fixtures or Equipment or any other asset not constituting Collateral;
(e)    all Collateral Accounts, all cash and other property deposited therein or credited thereto from time to time, the Liquid Investments made pursuant to Section 2.06 of this Agreement and other monies and property of any kind of any Canadian Loan Party maintained with or in the possession of or under the control of the Collateral Agent;
(f)    all books and records (including, without limitation, customer lists, credit files, computer programs, printouts and other computer materials and records) of each Canadian Loan Party pertaining to any of the Collateral; and
(g)    all Proceeds of all or any of the Collateral described in clauses (a) through (f) hereof (including Proceeds of Proceeds) and Supporting Obligations of any and all of the foregoing in whatever form received, including proceeds of insurance policies related to Inventory of any Canadian Loan Party and business interruption insurance and all collateral security and guarantees given by any other Person with respect to any of the foregoing;
provided, however, that the Collateral shall not include any Excluded Contracts, Exempt Deposit Accounts or Consumer Goods. For greater certainty, no Intellectual Property right in any Trademark or any ULC Share is presently assigned to the Collateral Agent by sole virtue of the grant of the Security Interests contained in Section 2.01.
Section 2.02    Continuing Liability of Each Canadian Loan Party and Attachment.
(a)    Anything herein to the contrary notwithstanding, each Canadian Loan Party shall remain liable to observe and perform all the terms and conditions to be observed and performed by it under any contract, agreement, warranty or other obligation with respect to the Collateral. Neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any such contract, agreement, warranty or obligation by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any Secured Party of any payment relating to any Collateral, nor shall the Collateral Agent or any Secured Party be required to perform or fulfill any of the obligations of any Canadian Loan Party with respect to any of the Collateral, to make any inquiry as to the nature or sufficiency of any payment received by it or the sufficiency of the performance of any party’s obligations with respect to any Collateral. Furthermore, neither the Collateral Agent nor any Secured Party shall be required to file any claim or demand to collect any amount due or to enforce the performance of any party’s obligations with respect to the Collateral.
(b)    Each Canadian Loan Party confirms that value has been given by the Secured Party to it, that each Canadian Loan Party has rights in the Collateral existing at the date of this Agreement and that the parties hereto have not agreed to postpone the time for attachment of the Security Interests to any of the Collateral.
Section 2.03    Security Interests Absolute.
All rights of the Collateral Agent, all Security Interests hereunder and all obligations of each Canadian Loan Party hereunder are unconditional and absolute and independent and separate from any other security for or guaranty of the Finance Obligations, whether executed by such Canadian Loan Party, any other Canadian Loan Party or any other Person. Without limiting the generality of the foregoing, the obligations of each Canadian Loan Party hereunder shall not be released, discharged or otherwise affected or impaired by:
(a)    any extension, renewal, settlement, compromise, acceleration, waiver or release in respect of any obligation of any other Loan Party under any Finance Document or any other agreement or instrument evidencing or securing any Finance Obligation, by operation of law or otherwise;
(b)    any change in the manner, place, time or terms of payment of any Finance Obligation or any other amendment, supplement or modification to any Finance Document or any other agreement or instrument evidencing or securing any Finance Obligation;
(c)    any release, non-perfection or invalidity of any direct or indirect security for any Finance Obligation, any sale, exchange, surrender, realization upon, offset against or other action in respect of any direct or indirect security for any Finance Obligation or any release of any other obligor or Loan Parties in respect of any Finance Obligation;
(d)    any change in the existence, structure or ownership of any Loan Party, or any insolvency, bankruptcy, reorganization, arrangement, readjustment, composition, liquidation or other similar proceeding affecting any other Loan Party or its assets or any resulting disallowance, release or discharge of all or any portion of any Finance Obligation;
(e)    the existence of any claim, set-off or other right (other than a defence of payment or performance) which any Loan Party may have at any time against any other Loan Party, any Agent, any other Secured Party, or any other Person, whether in connection herewith or any unrelated transaction; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(f)    any invalidity or unenforceability relating to or against any other Loan Party for any reason of any Finance Document or any other agreement or instrument evidencing or securing any Finance Obligation or any provision of applicable Law or regulation purporting to prohibit the payment by any other Loan Party of any Finance Obligation;
(g)    any failure by any Secured Party: (i) to file or enforce a claim against any Loan Party or its estate (in a bankruptcy or other proceeding); (ii) to give notice of the existence, creation or incurrence by any Loan Party of any new or additional indebtedness or obligation under or with respect to the Finance Obligations; (iii) to commence any action against any Loan Party; (iv) to disclose to any Loan Party any facts which such Secured Party may now or hereafter know with regard to any Loan Party; or (v) to proceed with due diligence in the collection, protection or realization upon any collateral securing the Finance Obligations;
(h)    any direction as to application of payment by any other Loan Party or any other Person;
(i)    any subordination by any Secured Party of the payment of any Finance Obligation to the payment of any other liability (whether matured or unmatured) of any Loan Party to its creditors;
(j)    any act or failure to act by the Collateral Agent or any other Secured Party under this Agreement or otherwise which may deprive any Loan Party of any right to subrogation, contribution or reimbursement against any other Loan Party or any right to recover full indemnity for any payments made by such Loan Party in respect of the Finance Obligations; or
(k)    any other act or omission to act or delay of any kind by any Loan Party or any Secured Party or any other Person or any other circumstance whatsoever which might, but for the provisions of this clause, constitute a legal or equitable discharge of any Loan Party’s obligations hereunder, except that a Loan Party may assert the defense of final payment in full of the Finance Obligations.
Each Canadian Loan Party has irrevocably and unconditionally delivered this Agreement to the Collateral Agent, for the benefit of the Secured Parties, and the failure by any other Person to sign this Agreement or a security agreement similar to this Agreement or otherwise shall not discharge the obligations of any Canadian Loan Party hereunder.
This Agreement shall remain fully enforceable against each Canadian Loan Party irrespective of any defenses that any other Canadian Loan Party may have or assert in respect of the Finance Obligations, including, without limitation, failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury, except that a Canadian Loan Party may assert the defense of final Discharge of Finance Obligations.
Section 2.04    Cash Management; Segregation of Proceeds; Canadian Cash Proceeds Account.
(a)    Creation of Canadian Cash Proceeds Account. To the extent not already established in accordance with the Existing Security Agreement, there is hereby established with Wells Fargo

Bank a Securities Account or a Deposit Account (the “Canadian Cash Proceeds Account”) in the name of “Wells Fargo Bank, National Association” and under the exclusive control of the Collateral Agent. All cash Proceeds of the Collateral required to be delivered to the Collateral Agent pursuant to subsection (c) of this Section 2.04 shall be deposited in the Canadian Cash Proceeds Account. Any income received by the Collateral Agent with respect to the balance from time to time standing to the credit of the Canadian Cash Proceeds Account, including any interest or capital gains on Liquid Investments, shall remain, or be deposited, in the Canadian Cash Proceeds Account. All right, title and interest in and to the cash amounts on deposit from time to time in the Canadian Cash Proceeds Account together with any Liquid Investments from time to time made pursuant to Section 2.06 of this Agreement and any other property or assets from time to time deposited in or credited to the Canadian Cash Proceeds Account shall vest in and be under the sole dominion and control of the Collateral Agent for the benefit of the Secured Parties, shall constitute part of the Collateral hereunder and shall not constitute payment of the Finance Obligations until applied thereto as hereinafter provided.
(b)    Deposits to Collection Accounts; Operating Accounts.
(i)    Upon the effectiveness of this Agreement and except as otherwise provided in subsection (c) of this Section 2.04, each Canadian Loan Party shall instruct each Account Debtor to make (or continue to make) all payments in respect of Receivables and other Collateral owed to such Canadian Loan Party by such Account Debtor to one or more Collection Accounts (by instructing that such payments be remitted by direct wire transfer to, or to a post office box which shall be in the name and under the control of, the bank maintaining the relevant Collection Account or in such other manner as shall be acceptable to the Collateral Agent). In addition to the foregoing, each Canadian Loan Party agrees that if the Proceeds of any Collateral (including the payments made in respect of any Receivables) shall be received by it after the effective date of this Agreement, such Canadian Loan Party shall, except to the extent otherwise provided in subsection (c)(ii) of this Section 2.04, promptly deposit such Proceeds into a Collection Account. Until so deposited, all such Proceeds shall be held in trust by the relevant Canadian Loan Party for and as the property of the Collateral Agent for the benefit of the Secured Parties and shall not be commingled with any other funds or property of any Canadian Loan Party. Upon or prior to the establishment of any Collection Account, the applicable Canadian Loan Party shall notify the Collateral Agent of the location, account name and account number of such Collection Account and shall deliver to the Collateral Agent an Account Control Agreement with respect to such Collection Account duly executed by such Canadian Loan Party and the bank maintaining such Collection Account, which shall be in form and substance reasonably satisfactory to the Collateral Agent, pursuant to which the Collateral Agent may (among other things) instruct such bank (and such bank shall have agreed) to remit all collected funds in such Collection Account on each Business Day to the Canadian Concentration Account or as the Collateral Agent may otherwise instruct such bank; it being understood that the Collateral Agent may only give such instructions for so long as a Cash Dominion Event exists.
(ii)    Upon or prior to the establishment of the Canadian Concentration Account or the Canadian Cash Proceeds Account, the applicable Canadian Loan Party shall notify the Collateral Agent of the location, account name and account number of the Canadian Concentration

Account or the Canadian Cash Proceeds Account and shall deliver to the Collateral Agent an Account Control Agreement with respect to the Canadian Concentration Account or the Canadian Cash Proceeds Account (as applicable) duly executed by such Canadian Loan Party and the bank maintaining the Canadian Concentration Account or the Canadian Cash Proceeds Account (as applicable) in form and substance reasonably satisfactory to the Collateral Agent, pursuant to which the Collateral Agent may (among other things) instruct such bank (and such bank shall have agreed) to remit all collected funds in respect of such payments on each Business Day directly to the Collateral Agent for deposit into the Canadian Cash Proceeds Account or as the Collateral Agent may otherwise instruct such bank, it being agreed that the Collateral Agent may only give such instructions for so long as a Cash Dominion Event exists.
(c)    Deposits to Canadian Cash Proceeds Account.
(i)    Upon notification by the Collateral Agent following the occurrence and during the continuance of a Cash Dominion Event, each Canadian Loan Party shall instruct all Account Debtors and other Persons obligated in respect of its Receivables and other Collateral to make all payments in respect of its Receivables and other Collateral directly to the Collateral Agent (by instructing that such payments be remitted by direct wire transfer to the Collateral Agent at its address referred to in Section 8.01 of this Agreement or to a post office box which shall be in the name and under the control of the Collateral Agent or in such other manner as shall be acceptable to the Collateral Agent). Upon the occurrence and during the continuance of a Cash Dominion Event, the Collateral Agent may instruct the bank which maintains the Canadian Concentration Account to remit all funds on deposit in the Canadian Concentration Account on each Business Day directly to the Canadian Cash Proceeds Account or as the Collateral Agent may otherwise instruct such bank, in each case, until such time as a Cash Dominion Event no longer exists. All such payments made to the Collateral Agent shall be deposited in the Canadian Cash Proceeds Account.
(ii)    In addition to the foregoing, each Canadian Loan Party agrees that if the Proceeds of any Collateral hereunder (including the payments made in respect of Receivables) shall be received by it after the Collateral Agent’s notification referred to in Section 2.04(c)(i), such Canadian Loan Party shall within one Business Day immediately following such receipt deposit such Proceeds into the Canadian Cash Proceeds Account. Until so deposited, all such Proceeds shall be held in trust by the relevant Canadian Loan Party for and as the property of the Collateral Agent for the benefit of the Secured Parties and shall not be commingled with any other funds or property of any Canadian Loan Party.
(d)    Collection of Funds. Following the occurrence and during the continuance of a Cash Dominion Event, each Canadian Loan Party hereby irrevocably authorizes and empowers the Collateral Agent and its respective officers, employees and authorized agents to endorse and sign its name on all checks, drafts, money orders or other media of payment delivered pursuant to this Section, and such endorsements or assignments shall, for all purposes, be deemed to have been made by the relevant Canadian Loan Party prior to any endorsement or assignment thereof by the Collateral Agent. Following the occurrence and during the continuance of a Cash Dominion Event, the Collateral Agent may use any convenient or customary means for the purpose of collecting such checks, drafts, money orders or other media of payment.

(e)    Withdrawals from Canadian Cash Proceeds Account. If a Cash Dominion Event shall have occurred and be continuing, and if any Finance Obligations are then outstanding, all of the funds on deposit in the Canadian Cash Proceeds Account shall be withdrawn by the Collateral Agent and immediately used to repay (or cash collateralize, as applicable) such Finance Obligations in accordance with the terms of the Credit Agreement.
Section 2.05    Canadian L/C Cash Collateral Account.
All amounts required to be deposited by any Canadian Loan Party as cash collateral for Canadian L/C Obligations pursuant to Section 2.03(g) or Section 2.04(b) of this Agreement or Section 8.02(iii) of the Credit Agreement, any similar provision of any other Loan Document or pursuant to this Agreement shall be deposited in a Securities Account or a Deposit Account (the “Canadian L/C Cash Collateral Account”) established and maintained by such Canadian Loan Party at Wells Fargo Bank or such other bank or other financial institution as such Canadian Loan Party and the Collateral Agent may agree, in the name and under the exclusive control of the Collateral Agent. Upon or prior to the establishment of such account, the applicable Canadian Loan Party shall notify the Collateral Agent of the location, account name and account number of such account and shall deliver to the Collateral Agent an Account Control Agreement with respect to such Canadian L/C Cash Collateral Account duly executed by such Canadian Loan Party and the Securities Intermediary or bank, as applicable, maintaining such Canadian L/C Cash Collateral Account. Any income received with respect to the balance from time to time standing to the credit of the Canadian L/C Cash Collateral Account, including any interest or capital gains on Liquid Investments, shall remain, or be deposited, in the Canadian L/C Cash Collateral Account. All right, title and interest in and to the cash amounts on deposit from time to time in the Canadian L/C Cash Collateral Account together with any Liquid Investments from time to time made pursuant to Section 2.06 of this Agreement and any other property or assets from time to time deposited in or credited to the Canadian L/C Cash Collateral Account shall vest in and be under the sole dominion and control of the Collateral Agent for the benefit of the Secured Parties, shall constitute part of the Collateral hereunder and shall not constitute payment of the Finance Obligations until applied thereto as hereinafter provided; provided, however, that so long as an Event of Default is not continuing, the applicable Canadian Loan Party shall be entitled to withdraw any funds on deposit in such account, in accordance with the Credit Agreement. If and when any portion of the L/C Obligations on which any deposit in the Canadian L/C Cash Collateral Account was based (the “Relevant Contingent Exposure”) shall become fixed (a “Direct Exposure”) as a result of the payment by the L/C Issuer with respect thereto of a draft presented under any Letter of Credit, the amount of such Direct Exposure (but not more than the amount in the Canadian L/C Cash Collateral Account at the time) shall be withdrawn by the Collateral Agent from the Canadian L/C Cash Collateral Account and shall be paid to the Administrative Agent for application pursuant to the Credit Agreement, and the Relevant Contingent Exposure shall thereupon be reduced by such amount. Each Canadian Loan Party hereby irrevocably consents and agrees to each such distribution. If an Event of Default shall have occurred and be continuing, the excess of the funds in the Canadian L/C Cash Collateral Account over the Relevant Contingent Exposure shall be retained in the Canadian L/C Cash Collateral Account and may be withdrawn by the Collateral Agent and applied in the manner specified in Section 5.05 of this Agreement. If immediately available cash on deposit in the Canadian L/C Cash Collateral Account is not sufficient to make any distribution to a Canadian

Loan Party referred to in this Section 2.05, the Collateral Agent shall cause to be liquidated such Liquid Investments in the Cash Collateral Account designated by such Canadian Loan Party as are required to obtain sufficient cash to make such distribution and, notwithstanding any other provision of this Section 2.05, such distribution not so immediately available in cash shall not be made until such liquidation has taken place.
Section 2.06    Investment of Funds in Collateral Accounts.
So long as a Cash Dominion Event is not continuing, amounts on deposit in the Collateral Accounts shall be invested and re-invested from time to time in such Liquid Investments as the Canadian Borrower shall determine, which Liquid Investments shall be held under the sole dominion control of the Collateral Agent; provided that, so long as a Cash Dominion Event is not continuing, the applicable Canadian Loan Party may withdraw any such Liquid Investments except from the Canadian Cash Proceeds Account; provided further that, if an Event of Default has occurred and is continuing, the Collateral Agent may liquidate any such Liquid Investments and apply or cause to be applied the proceeds thereof in the manner specified in Section 5.05 of this Agreement. For this purpose, “Liquid Investments” means Cash Equivalents maturing within thirty (30) days after a Cash Equivalent is acquired by the Collateral Agent.
Section 2.07    Leases.
The last day of the term of any lease or sub-lease of real property, oral or written, or any agreement therefor, now held or hereafter acquired by any Canadian Loan Party, shall be excepted from the Security Interest hereby granted and shall not form part of the Collateral, but such Canadian Loan Party shall stand possessed of such one day remaining, upon trust to assign and dispose of the same as the Collateral Agent or any assignee of such lease, or sub-lease or agreement shall direct. If any such lease, sub-lease or agreement therefor contains a provision which provides in effect that such lease, sub-lease or agreement may not be assigned, sub-leased, charged or encumbered without the leave, license, consent or approval of the lessor, the application of the Security Interest created hereby to any such lease, sub-lease or agreement shall be conditional upon such leave, license, consent or approval having been obtained.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
Each Canadian Loan Party represents and warrants that:
Section 3.01    Title to Collateral.
Except as would not materially detract from the value of the Collateral or the license granted to the Collateral Agent hereunder, such Canadian Loan Party has good and marketable title to, or valid license or leasehold interests in, all of the Collateral in which it has granted a Security Interest hereunder, free and clear of any Liens other than Permitted Liens. Other than financing statements or other similar or equivalent documents or instruments with respect to the Security Interests and Permitted Liens, no financing statement, mortgage, security agreement or similar or equivalent document or instrument covering all or any part of the Collateral in which it has granted a Security

Interest hereunder is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a Lien on such Collateral.
Section 3.02    Validity, Perfection and Priority of Security Interests.
(a)    The Security Interests constitute valid security interests under the PPSA securing the Finance Obligations.
(b)    When PPSA financing statements shall have been filed in the offices specified in Schedule 4.01 hereto, the Security Interests will constitute perfected security interests in all right, title and interest of the relevant Canadian Loan Party in the Collateral to the extent that a Security Interest therein may be perfected by filing pursuant to the PPSA, prior to all other Liens and rights of others therein.
(c)    When each Account Control Agreement has been executed and delivered to the Collateral Agent, the Security Interests will constitute perfected security interests in all right, title and interest of the Canadian Loan Parties in the Securities Accounts subject thereto, prior to all other Liens and rights of others therein and subject to no adverse claims, except for the rights of securities intermediaries expressly provided for in the Account Control Agreements; provided, however, that additional Account Control Agreements may be required to be executed and delivered to perfect the Collateral Agent’s Security Interest in Securities Accounts established hereafter. For certainty, an Account Control Agreement is not a perfection requirement in respect of a Deposit Account.
(d)    So long as such Canadian Loan Party is in compliance with the provisions of Section 4.15 of this Agreement, the Security Interest shall constitute perfected security interests in all right, title and interest of such Canadian Loan Party in all electronic Chattel Paper that constitute Collateral, prior to all other Liens other than rights of others expressly set forth therein or provided by applicable Law.
Section 3.03    Intentionally Omitted.
Section 3.04    Receivables.
With respect to each Receivable of such Canadian Loan Party, all records, papers and documents relating thereto (if any) are genuine and in all respects what they purport to be, and all papers and documents (if any) relating thereto (a) to the knowledge of such Canadian Loan Party represent legal, valid and binding obligations of the respective Account Debtor, subject to adjustments customary in the business of such Canadian Loan Party, with respect to unpaid indebtedness or other monetary obligations incurred by such Account Debtor in respect of the performance of labor or services, the sale, lease, license, assignment, exchange and delivery of the merchandise or other property listed therein, the incurrence of a secondary obligation as set forth therein or the use of a credit or charge card or information contained on or for use with such a card or any combination of the foregoing, and (b) are the only original writings evidencing and embodying such obligations of the Account Debtor named therein (other than copies created for general accounting purposes) and are, to the knowledge of such Canadian Loan Party, in compliance with all applicable federal, provincial and local Laws and applicable Laws of any relevant foreign jurisdiction.
Section 3.05    Deposit Accounts and Securities Accounts.
Schedule III.E to the Perfection Certificate sets forth as of the date hereof a complete and correct list of each Canadian Loan Party’s Deposit Accounts and Securities Accounts, the name of the financial institution which maintains each such account and the purpose for which such account is used.
Section 3.06    Accounts.
All statements and representations made by the Canadian Loan Parties to the Agents and the Secured Parties with respect to any Receivable or Receivables for the purpose of determining which Receivables are Eligible Receivables are true and correct in all material respects. With respect to each Canadian Loan Party’s Receivables, whether or not such Receivable is an Eligible Receivable, unless otherwise disclosed to the Administrative Agent in writing:
(a)    it is genuine and in all material respects what it purports to be, and, to the knowledge of the relevant Canadian Loan Party, it is not evidenced by a Judgment;
(b)    it arises out of a completed, bona fide sale and delivery of goods or rendition of services by such Canadian Loan Party in the ordinary course of its business and in accordance, in all material respects, with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between such Canadian Loan Party and the Account Debtor thereunder; and
(c)    it is for a liquidated amount maturing as stated in the duplicate invoice covering such sale or rendition of services.
ARTICLE IV
COVENANTS
Each Canadian Loan Party covenants and agrees that until the payment in full of all Finance Obligations (other than contingent indemnification obligations) and until there is no commitment by any Secured Party to make further advances, incur obligations or otherwise give value, such Canadian Loan Party will comply with the following:
Section 4.01    Delivery of Perfection Certificate; Initial Perfection.
Such Canadian Loan Party shall (a) on or prior to the Restatement Effective Date, deliver its Perfection Certificate to the Collateral Agent and (b) shall cause all filings and recordings specified in Schedule 4.01 hereto to have been completed within three Business Days after the Restatement Effective Date. The information set forth in the Perfection Certificate shall be correct and complete in all material respects as of the Restatement Effective Date. To the extent not previously delivered, no later than sixty (60) days following the Restatement Effective Date, such Canadian Loan Party shall deliver to the Collateral Agent a fully executed Account Control

Agreement with respect to each of its Deposit Accounts (other than (i) Exempt Deposit Accounts and (ii) to the extent the aggregate amount held on deposit in any Deposit Account (other than any Collateral Account or Canadian Concentration Account) does not exceed $1,000,000 individually or $5,000,000 in the aggregate for all such Deposit Accounts).
Section 4.02    Change of Name, Identity, Structure or Location; Subjection to Other Security Agreements.
Such Canadian Loan Party will not change its name (including the adoption of any French of combined form of name), identity, structure or location in any manner, unless it shall have given the Collateral Agent notice thereof contemporaneously with such change. Such Canadian Loan Party shall not in any event change the location of any Collateral or its name (including the adoption of any French or combined form of name), identity, structure or location, or become bound by a security agreement entered into by another Person with respect to any Collateral, if such change would cause the Security Interests in any Collateral to lapse or cease to be perfected unless such Canadian Loan Party has taken on or before the date of lapse all actions reasonably necessary to ensure that the Security Interests in the Collateral do not lapse or cease to be perfected.
Section 4.03    Further Actions.
Such Canadian Loan Party will, from time to time at its reasonable expense and in such manner and form as the Collateral Agent may reasonably request, execute, deliver, file and record or authorize the recording of any financing statement, specific assignment, instrument, document, agreement or other paper and take any other action (including, without limitation, any filings of financing or continuation statements under the PPSA) that from time to time may be necessary or advisable, or that the Collateral Agent may reasonably request, in order to create, preserve, perfect, confirm or validate the Security Interests in Canada or to enable the Collateral Agent and the Secured Parties to obtain the full benefit of this Agreement or to exercise and enforce any of its rights, powers and remedies created hereunder or under applicable Law with respect to any of the Collateral in which the Security Interests may be perfected under the Laws Canada. Such Canadian Loan Party shall maintain the Security Interest as a first priority Lien, subject only to Permitted Liens (all of which shall be junior to the Security Interests, except for Permitted Liens that are non-consensual Liens whose priority is determined by applicable Law, or are other Permitted Liens which are permitted to be senior to the Security Interests pursuant to Section 7.01 of the Credit Agreement) and shall defend such Security Interests as first priority Liens, subject only to Permitted Liens (all of which shall be junior to the Security Interests, except for Permitted Liens that are non-consensual Liens whose priority is determined by applicable Law, or are other Permitted Liens which are permitted to be senior to the Security Interests pursuant to Section 7.01 of the Credit Agreement), and such priority against the claims and demands of all Persons to the extent adverse to such Canadian Loan Party’s ownership rights or otherwise inconsistent with this Agreement or the other Loan Documents. To the extent permitted by applicable Law, such Canadian Loan Party hereby authorizes the Collateral Agent to file, in the name of such Canadian Loan Party or otherwise and without the signature or other separate authorization or authentication of such Canadian Loan Party appearing thereon, such PPSA financing statements or continuation statements as the Collateral Agent may, in its sole discretion, reasonably deem necessary to perfect or maintain the perfection of the Security

Interests. Such Canadian Loan Party agrees that, except to the extent that any filing office requires otherwise, a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. The Canadian Loan Party shall pay the reasonable, documented, out-of-pocket costs of, or incidental to, any recording or filing of any financing or continuation statements or other assignment documents concerning the Collateral as set forth in this Section 4.03.
Section 4.04    Intentionally Omitted.
Section 4.05    Collateral in Possession of Other Persons.
Each Canadian Loan Party agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its Inventory (other than Inventory shipped by an external manufacturer or wholesale distributor located outside the United States, U.K. or Canada to a Borrower pursuant to an open-account purchase and subject to a negotiable document of title showing the applicable Borrower as consignee and which document of title is endorsed to, and in the possession of, the Administrative Agent or such other Person as the Administrative Agent shall approve), such warehouse receipt or receipt in the nature thereof shall not be negotiable.
Section 4.06    Books and Records.
Such Canadian Loan Party shall keep full and accurate books and records relating to the Collateral, including, but not limited to, the copies or originals of all documentation with respect thereto, records of all payments received, all credits granted thereon, all merchandise returned and all other dealings therewith, and such Canadian Loan Party will make the same available to the Collateral Agent for inspection as required pursuant to Section 6.10 of the Credit Agreement. Upon direction by the Collateral Agent, such Canadian Loan Party shall stamp or otherwise mark such books and records in such manner as the Collateral Agent may reasonably require in order to reflect the Security Interests.
Section 4.07    Delivery of Instruments, Etc.
Such Canadian Loan Party will promptly deliver each Instrument that constitutes Collateral (other than (a) promissory notes having individually a face value not in excess of $1,000,000, (b) Cash Equivalents held in a Deposit Account or Securities Account and subject to an effective Account Control Agreement as required by Section 4.14 of this Agreement and (c) Instruments received in connection with bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers in the ordinary course of business having individually a face amount of less than $1,000,000 in the case of Instruments subject to this clause (c) (the Instruments described in clauses (a), (b) and (c) above constituting “Excepted Instruments”)) to the Collateral Agent, appropriately indorsed to the Collateral Agent; provided that so long as no Event of Default shall have occurred and be continuing, and except as required by any other Loan Document, such Canadian Loan Party may (unless otherwise provided in Section 2.04(b) or Section 2.04(c) of this Agreement) retain for collection in the ordinary course of business any checks, drafts and other Instruments received by it in the ordinary course of business, and the Collateral Agent shall, promptly upon request of such Canadian Loan Party, make appropriate arrangements reasonably satisfactory to such Canadian Loan Party for making any other Instrument pledged by such Canadian Loan Party available to it for purposes of presentation, collection or renewal.
Section 4.08    Collection and Verification of Receivables.
(a)    Collection of Receivables. Such Canadian Loan Party shall use its commercially reasonable efforts to cause to be collected from each Account Debtor, as and when due, any and all amounts owing under or on account of each Receivable (including, without limitation, Receivables which are delinquent, such Receivables to be collected in accordance with lawful collection procedures) in its ordinary course of business unless such Canadian Loan Party shall reasonably determine in respect of any Receivable that is not an Eligible Receivable or that such efforts would be of negligible economic value, and shall apply promptly upon receipt thereof all such amounts as are so collected to the outstanding balance of such Receivable. Such Canadian Loan Party shall not rescind or cancel any indebtedness or obligation evidenced by any Receivable, modify, make adjustments to, extend, renew, compromise or settle any material dispute, claim, suit or legal proceeding relating to, or (except in the case of Factoring Arrangements permitted under the Credit Agreement), sell or assign, any Receivable, or interest therein, without the prior written consent of the Collateral Agent, which shall not be unreasonably withheld, conditioned or delayed; provided, however, that such Canadian Loan Party may allow as adjustments to amounts owing under its Receivables (a) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which such Canadian Loan Party finds appropriate in accordance with sound business judgment and (b) a refund or credit due as a result of returned or damaged merchandise, all in accordance with such Canadian Loan Party’s ordinary course of business consistent with its historical collection practices. The costs and reasonable, documented, out-of-pocket expenses (including, without limitation, reasonable, documented, out-of-pocket attorneys’ fees of external counsel) of collection of Receivables, whether incurred by such Canadian Loan Party or the Collateral Agent, shall be borne by the Canadian Loan Parties.
Section 4.09    Notification to Account Debtors.
From and after the occurrence and during the continuance of an Event of Default and if requested by the Collateral Agent, such Canadian Loan Party will promptly notify such Account Debtor in respect of any Receivable that such Collateral has been assigned to the Collateral Agent hereunder for the benefit of the Secured Parties, and that any payments due or to become due in respect of such Collateral are to be made by such Account Debtor and any other Person via direct wire transfer to the Collateral Agent or its designee in accordance with Section 2.04 of this Agreement.
Section 4.10    Disposition of Collateral.
Such Canadian Loan Party will not sell, lease, exchange, license, assign or otherwise dispose of, or grant any option with respect to, any Collateral or create or suffer to exist any Lien (other than the Security Interests and Permitted Liens (all of which shall be junior to the Security Interests, except for non-consensual Liens whose priority is determined by applicable Law, or are other Permitted Liens which are permitted to be senior to the Security Interests pursuant to Section 7.01 of the Credit Agreement) on any Collateral except that, subject to the rights of the Collateral Agent and the Secured Parties hereunder, such Canadian Loan Party may sell, lease, exchange, license, assign, or otherwise dispose of, or grant options with respect to, Collateral to the extent expressly permitted by the Credit Agreement, whereupon, in the case of any such disposition, the Security Interests created hereby in such item (but not in any Proceeds arising from such disposition) shall cease immediately without any further action on the part of the Collateral Agent.
Section 4.11    Insurance.
Such Canadian Loan Party will cause the Collateral Agent to be named as an insured party and loss payee, effective at all times on and after the Restatement Effective Date, on each insurance policy covering risks relating to any of its Inventory to the extent required under Section 6.07 of the Credit Agreement. Each such insurance policy shall provide that no cancellation, termination or material modification thereof shall be effective until at least 10 days after receipt by the Collateral Agent of notice thereof. Such Canadian Loan Party hereby appoints the Collateral Agent as its attorney-in-fact, effective during the continuance of an Event of Default, to make proof of loss, claims for insurance and adjustments with insurers, and to execute or endorse all documents, checks or drafts in connection with payments made as a result of any insurance policies.
Section 4.12    Information Regarding Collateral.
Such Canadian Loan Party will, promptly upon request, provide to the Collateral Agent all information and evidence it may reasonably request concerning the Collateral to enable the Collateral Agent to enforce the provisions of this Agreement.
Section 4.13    Securities
Each Canadian Loan Party shall ensure that the terms of any interest in a partnership or a limited liability company that is Collateral will expressly provide that such interest is a “security” for the purposes of the STA.
Section 4.14    Deposit Accounts and Securities Accounts.
Except as expressly provided in Section 4.01 of this Agreement, no Canadian Loan Party shall establish after the date hereof or permit to exist any Deposit Account (other than Exempt Deposit Accounts) or any Securities Account (other than Exempt Deposit Accounts) without promptly delivering to the Collateral Agent a fully executed Account Control Agreement with respect to such account. Subject to Section 2.04(b) of this Agreement and the rights of the Collateral Agent under Article V hereof, each Canadian Loan Party shall cause all Proceeds of Collateral hereunder to be deposited in a Deposit Account maintained with the Collateral Agent or with respect to which an effective Account Control Agreement has been delivered to the Collateral Agent.
Section 4.15    Electronic Chattel Paper.
If such Chattel Paper is intended to constitute Collateral under Section 2.01, such Canadian Loan Party shall create, store and otherwise maintain all records comprising electronic Chattel Paper in a manner such that: (a) a single authoritative copy of each such record exists which is unique, identifiable and, except as provided in clause (d) below, unalterable, (b) if requested by the Collateral Agent, the authoritative copy of each such record shall identify the Collateral Agent as the assignee thereof, (c) if requested by the Collateral Agent, the authoritative copy of each such record is communicated to and maintained by the Collateral Agent or its designee, (d) if requested by the Collateral Agent, copies or revisions that add or change any assignees of such record can be made only with the participation of the Collateral Agent, (e) each copy (other than the authoritative copy) of such record is readily identifiable as a copy and (f) any revision of the authoritative copy of such record is readily identifiable as an authorized or unauthorized revision.
Section 4.16    Location of Collateral.
All Collateral, other than (i) Inventory being used or rented to third parties by the Canadian Loan Parties in the ordinary course of business, (ii) Inventory in transit, (iii) Inventory in the possession of a third party for the purpose of repair or maintenance, and (iv) Collateral having a value of less than $500,000, will at all times be kept by the Canadian Loan Parties at one or more of the business locations set forth in Schedule III.A to the Perfection Certificate, as such Schedule may be amended, supplemented or modified by the Canadian Loan Parties from time to time. If any such location is a location of a third party, such Schedule shall so indicate, and the Canadian Loan Parties shall be in compliance with Section 4.04 with respect thereto.
Section 4.17    Claims.
In the event any Claim in excess of $1,000,000 arises or otherwise becomes known to a Canadian Loan Party after the date hereof, the applicable Canadian Loan Party will, if such Claim is one intended to constitute Collateral under Section 2.01 of this Agreement, deliver to the Collateral Agent a supplement to Schedule 1.01 hereto describing such Claim and expressly subjecting such Claim, all Judgments and/or Settlements with respect thereto and all Proceeds thereof to the Security Interests hereunder.
ARTICLE V
GENERAL AUTHORITY; REMEDIES
Section 5.01    General Authority.
Each Canadian Loan Party hereby irrevocably appoints the Collateral Agent and any officer or agent thereof as its true and lawful attorney-in-fact, with full power of substitution, in the name of such Canadian Loan Party, the Collateral Agent, the Secured Parties or otherwise, for the sole use and benefit of the Collateral Agent and the Secured Parties, but at such Canadian Loan Party’s expense, to the extent permitted by Law, to exercise at any time and from time to time while an Event of Default has occurred and is continuing all or any of the following powers with respect to all or any of the Collateral, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable until the Discharge of Finance Obligations:
(a)    to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to carry out the terms of this Agreement;

(b)    to receive, take, indorse, assign and deliver any and all checks, notes, drafts, acceptances, documents and other negotiable and non-negotiable Instruments taken or received by such Canadian Loan Party as, or in connection with, Collateral;
(c)    to accelerate any Receivable which may be accelerated in accordance with its terms, and to otherwise demand, sue for, collect, receive and give acquittance for any and all monies due or to become due on or by virtue of any Collateral;
(d)    to commence, settle, compromise, compound, prosecute, defend or adjust any Claim, suit, action or proceeding with respect to, or in connection with, the Collateral;
(e)    to sell, transfer, assign or otherwise deal in or with the Collateral or the Proceeds or avails thereof;
(f)    to extend the time of payment of any or all of the Collateral and to make any allowance and other adjustments with respect thereto; and
(g)    to do, at its option, but at the expense of such Canadian Loan Party, at any time or from time to time, all acts and things which the Collateral Agent deems necessary to protect or preserve the Collateral and to realize upon the Collateral.
Section 5.02    Authority of the Collateral Agent.
Each Canadian Loan Party acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by it or them, or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as among the Collateral Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent, on the one hand, and the Canadian Loan Parties on the other, the Collateral Agent shall be conclusively presumed to be acting as agent for the other Secured Parties it represents as collateral agent in each case with full and valid authority so to act or refrain from acting, and no Canadian Loan Party shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
Section 5.03    Remedies upon Event of Default.
(a)    If any Event of Default has occurred and is continuing, the Collateral Agent may, in addition to all other rights and remedies granted to it in this Agreement and in any other agreement securing, evidencing or relating to the Finance Obligations (including, without limitation, the right to give instructions or a notice of sole or exclusive control under an Account Control Agreement): (i) exercise on behalf of the Secured Parties any rights, remedies and powers which it may have at law, in equity or under the PPSA, the Civil Code of Quebec (the “CCQ”) or the Uniform Commercial Code (the “Code”) (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, (ii) without demand of performance or other demand or notice of any kind (except as herein provided or as may be required by mandatory provisions of Law) to or upon any Canadian

Loan Party or any other Person (all of which demands and/or notices are hereby waived by each Canadian Loan Party), (A) withdraw all cash and Liquid Investments in the Collateral Accounts and apply such cash and Liquid Investments and other cash, if any, then held by it as Collateral as specified in Section 5.05 of this Agreement, (B) give notice and take sole possession and control of all amounts on deposit in or credited to any Deposit Account or Securities Account pursuant to the related Account Control Agreement and apply all such funds as specified in Section 5.05 of this Agreement and (C) if there shall be no such cash, Liquid Investments or other amounts or if such cash, Liquid Investments and other amounts shall be insufficient to pay all the Finance Obligations in full or cannot be so applied for any reason, collect, receive, appropriate and realize upon the Collateral and/or sell, assign, give an option or options to purchase or otherwise dispose of and deliver the Collateral (or contract to do so) or any part thereof at public or private sale, at any office of the Collateral Agent or elsewhere in such manner as is commercially reasonable and as the Collateral Agent may deem best, for cash, on credit or for future delivery, without assumption of any credit risk and at such price or prices as the Collateral Agent may deem satisfactory.
(b)    If any Event of Default has occurred and is continuing, the Collateral Agent shall give each Canadian Loan Party not less than 10 days’ prior written notice (or as otherwise required under applicable Law) of the time and place of any sale or other intended disposition of any of the Collateral permitted by this ARTICLE V, except any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. Any such notice shall (i) state the, date, time and place fixed for such sale, (ii) contain the other information specified in the PPSA, and (iii) be sent to the parties required to be notified pursuant to the PPSA; provided that, if the Collateral Agent fails to comply with this sentence in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the PPSA. The Collateral Agent and each Canadian Loan Party agrees that such notice constitutes reasonable notification under the PPSA or applicable Laws. Except as otherwise provided herein, each Canadian Loan Party hereby waives, to the extent permitted by applicable Law, notice and judicial hearing in connection with the Collateral Agent’s taking possession or disposition of any of the Collateral.
(c)    The Collateral Agent or any Secured Party may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale). Each Canadian Loan Party will execute and deliver such documents and take such other action as the Collateral Agent deems necessary in order that any such sale may be made in compliance with Law. Upon any such sale, the Collateral Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold to it absolutely and free from any claim or right of whatsoever kind. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix in the notice of such sale. At any such sale, the Collateral may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may determine. The Collateral Agent shall not be obligated to make any such sale pursuant to any such notice. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned without further notice. In the case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the selling price is paid by the purchaser thereof, but the Collateral Agent shall not incur any liability in the case of the failure of such purchaser to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may again be sold upon like notice.
(d)    For the purpose of enforcing any and all rights and remedies under this Agreement, the Collateral Agent may, if any Event of Default has occurred and is continuing, (i) require each Canadian Loan Party to, and each Canadian Loan Party agrees that it will, at its expense and upon the request of the Collateral Agent, reasonably promptly assemble, store and keep all or any part of the Collateral as directed by the Collateral Agent and make it available at a place designated by the Collateral Agent which is, in the Collateral Agent’s opinion, reasonably convenient to the Collateral Agent and such Canadian Loan Party, whether at the premises of such Canadian Loan Party or otherwise, it being understood that such Canadian Loan Party’s obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by such Canadian Loan Party of such obligation; (ii) to the extent permitted by applicable Law, enter, with or without process of law and without breach of the peace, any premise where any of the Collateral is or may be located, and without charge or liability to any Canadian Loan Party, seize and remove such Collateral from such premises; (iii) have access to and use such Canadian Loan Party’s books and records relating to the Collateral; and (iv) prior to the disposition of the Collateral, store or transfer it without charge in or by means of any storage or transportation facility owned or leased by such Canadian Loan Party, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent the Collateral Agent deems appropriate and in connection with such preparation and disposition, use without charge any Intellectual Property, Computer Hardware or technical process used by such Canadian Loan Party. The Collateral Agent may also render any or all of the Collateral unusable at any Canadian Loan Party’s premises and may dispose of such Collateral on such premises without liability for rent or costs.
(e)    If any Event of Default has occurred and is continuing, the Collateral Agent, instead of exercising the power of sale conferred upon it pursuant to this Section 5.03, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction, and may in addition institute and maintain such suits and proceedings as the Collateral Agent may deem appropriate to protect and enforce the rights vested in it by this Agreement.
(f)    If any Event of Default has occurred and is continuing, the Collateral Agent shall, to the extent permitted by applicable Law, without notice to any Canadian Loan Party or any party claiming through any Canadian Loan Party, without regard to the solvency or insolvency at such time of any Person then liable for the payment of any of the Finance Obligations, without regard to the then value of the Collateral and without requiring any bond from any complainant in such proceedings, be entitled as a matter of right to the appointment, of a receiver or receivers (who may be the Collateral Agent) of the Collateral or any part thereof, and of the profits, revenues and other income thereof, pending such proceedings, with such powers as the court making such appointment shall confer and to the entry of an order directing that the profits, revenues and other income of the property constituting the whole or any part of the Collateral be segregated, sequestered and impounded for the benefit of the Collateral Agent and the Secured Parties, and each Canadian Loan Party irrevocably consents to the appointment of such receiver or receivers and to the entry of such order. Such receiver is hereby given and shall have the same powers and rights and exclusions and limitations of liability as the Collateral Agent has under this Agreement, at law or equity. In exercising any such power, such receiver shall, to the extent permitted by applicable Law, act as and for all purposes shall be deemed to be the agent of the relevant Canadian Loan Party and the Collateral Agent shall not be responsible for any act or default of any such receiver. The Collateral Agent may from time to time fix the receiver’s remuneration and the Canadian Loan Parties shall pay the amount of such remuneration to the Collateral Agent. For the purposes of this subsection a “receiver” means a receiver, a manager, a receiver-manager or a receiver and manager.
(g)    Each Canadian Loan Party agrees, to the extent it may lawfully do so, that it will not at any time in any manner whatsoever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, moratorium, turnover or redemption Law, or any Law permitting it to direct the order in which the Collateral shall be sold, now or at any time hereafter in force which may delay, prevent or otherwise affect the performance or enforcement of this Agreement, and each Canadian Loan Party hereby waives all benefit or advantage of all such Laws. Each Canadian Loan Party covenants that it will not hinder, delay or impede the execution of any power granted to the Collateral Agent, the Administrative Agent or any other Secured Party in any Finance Document.
(h)    Each Canadian Loan Party, to the extent it may lawfully do so, on behalf of itself and all who claim through or under it, including, without limitation, any and all subsequent creditors, vendees, assignees and lienors, waives and releases all rights to demand or to have any marshalling of the Collateral upon any sale, whether made under any power of sale granted herein or pursuant to judicial proceedings or under any foreclosure or any enforcement of this Agreement, and consents and agrees that all of the Collateral may at any such sale be offered and sold as an entirety.
(i)    Each Canadian Loan Party waives, to the extent permitted by Law, presentment, demand, protest and any notice of any kind (except the notices expressly required hereunder or in the other Finance Documents) in connection with this Agreement and any action taken by the Collateral Agent with respect to the Collateral.
Section 5.04    Limitation on Duty of Collateral Agent in Respect of Collateral.
Beyond the exercise of reasonable care in the custody thereof, neither the Collateral Agent nor the Secured Parties shall have any duty to exercise any rights or take any steps to preserve the rights of any Canadian Loan Party in the Collateral in its or their possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. Each Canadian Loan Party agrees that the Collateral Agent shall at no time be required to, nor shall the Collateral Agent be liable to any Canadian Loan Party for any failure to, account separately to any Canadian Loan Party for amounts received or applied by the Collateral Agent from time to time in respect of the Collateral pursuant to the terms of this Agreement. Without limiting the foregoing, the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Collateral Agent in good faith.
Section 5.05    Application of Proceeds.
(a)    Priority of Distributions. The proceeds of any sale of, or other realization upon, all or any part of the Collateral and any cash held in the Collateral Accounts shall be applied as provided in Section 8.03 of the Credit Agreement. The Collateral Agent may make distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof.
(b)    Distributions with Respect to Canadian Letters of Credit. Each of the Canadian Loan Parties and the Secured Parties agrees and acknowledges that on the Maturity Date or following the occurrence and continuance of an Event of Default if (after all outstanding Canadian Revolving Credit Loans and Canadian L/C Obligations have been paid in full) the Canadian Revolving Credit Lenders are to receive a distribution on account of undrawn amounts with respect to Canadian Letters of Credit issued (or deemed issued) under the Credit Agreement, such amounts shall be deposited in the Canadian L/C Cash Collateral Account as cash security for the repayment of Senior Credit Obligations owing to the Canadian Revolving Credit Lenders as such, if any. Upon termination of all outstanding Canadian Letters of Credit, all of such cash security shall be applied to the remaining Senior Credit Obligations of the Canadian Revolving Credit Lenders as such. If there remains any excess cash security, such excess cash shall be withdrawn by the Collateral Agent from the Canadian L/C Cash Collateral Account and distributed in accordance with Section 5.05(a) of this Agreement.
(c)    Reliance by Collateral Agent. For purposes of applying payments received in accordance with this Section 5.05, the Collateral Agent shall be entitled to rely upon (i) the Administrative Agent under the Credit Agreement and (ii) each authorized representative (the “Representative”) for one or more Hedge Banks and/or Cash Management Banks for a determination (which the Administrative Agent, each Representative and the Secured Parties agree (or shall agree) to provide upon request of the Collateral Agent) of the outstanding Finance Obligations owed to the Secured Parties, and shall have no liability to any Canadian Loan Party or any other Secured Party for actions taken in reliance on such information except in the case of its gross negligence or wilful misconduct. Unless it has actual knowledge (including by way of written notice from a Hedge Bank or a Cash Management Bank) to the contrary, the Collateral Agent, in acting hereunder, shall be entitled to assume that no Secured Hedge Agreements or Secured Cash Management Agreements are in existence. All distributions made by the Collateral Agent pursuant to this Section 5.05 shall be presumptively correct (except in the event of manifest error), and the Collateral Agent shall have no duty to inquire as to the application by the Secured Parties of any amounts distributed to them.
(d)    Deficiencies. It is understood that the Canadian Loan Parties shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the amount of the Finance Obligations.

Section 5.06    ULC Shares.
Each Canadian Loan Party acknowledges that certain of the Collateral of such Canadian Loan Party may now or in the future consist of ULC Shares, and that it is the intention of Collateral Agent and each Canadian Loan Party that neither Collateral Agent nor any Secured Party should under any circumstances prior to realization thereon be held to be a “member” or a “shareholder”, as applicable, of a ULC for the purposes of any ULC Laws. Therefore, notwithstanding any provisions to the contrary contained in this Agreement, the Credit Agreement or any other Finance Document, where a Canadian Loan Party is the registered and beneficial owner of ULC Shares which are Collateral of such Canadian Loan Party, such Canadian Loan Party will remain the sole registered and beneficial owner of such ULC Shares until such time as such ULC Shares are effectively transferred into the name of the Collateral Agent, any other Secured Party, or any other Person on the books and records of the applicable ULC. Accordingly, each Canadian Loan Party shall be entitled to receive and retain for its own account any dividend on or other distribution, if any, in respect of such ULC Shares (except for any dividend or distribution comprised of any certificates representing the Investment Property of such Canadian Loan Party, which shall be delivered to Collateral Agent to hold hereunder) and shall have the right to vote such ULC Shares and to control the direction, management and policies of the applicable ULC to the same extent as such Canadian Loan Party would if such ULC Shares were not pledged to Collateral Agent pursuant hereto. Nothing in this Agreement, the Credit Agreement or any other Finance Document is intended to, and nothing in this Agreement, the Credit Agreement or any other Finance Document shall, constitute Collateral Agent, any Secured Party, or any other Person other than the applicable Canadian Loan Party, a member or shareholder of a ULC for the purposes of any ULC Laws (whether listed or unlisted, registered or beneficial), until such time as notice is given to such Canadian Loan Party and further steps are taken pursuant hereto or thereto so as to register the Collateral Agent, any Secured Party, or such other Person, as specified in such notice, as the holder of the ULC Shares. To the extent any provision hereof or the Credit Agreement or any other Finance Document would have the effect of constituting Collateral Agent or Secured Party, as applicable, a member or shareholder of any ULC prior to such time, such provision shall be severed herefrom or therefrom and shall be ineffective with respect to ULC Shares which are Collateral of any Canadian Loan Party without otherwise invalidating or rendering unenforceable this Agreement or invalidating or rendering unenforceable such provision insofar as it relates to Collateral of any Canadian Loan Party which is not ULC Shares. Except upon the exercise of rights of the Collateral Agent to sell, transfer or otherwise dispose of ULC Shares in accordance with this Agreement, the Credit Agreement or the other Finance Documents, each Canadian Loan Party shall not cause or permit, or enable an issuer that is a ULC to cause or permit, Collateral Agent or Secured Party to: (a) be registered as a shareholder or member of such issuer; (b) have any notation entered in their favour in the share register of such issuer; (c) be held out as shareholders or members of such issuer; (d) receive, directly or indirectly, any dividends, property or other distributions from such issuer by reason of Collateral Agent holding the Security Interests over the ULC Shares; or (e) act as a shareholder or member of such issuer, or exercise any rights of a shareholder or member including the right to attend a meeting of shareholders or members of such issuer or to vote its ULC Shares.

ARTICLE VI
INTELLECTUAL PROPERTY MATTERS
Section 6.01    License Grant to Collateral Agent.
Effective immediately and automatically upon an Event of Default and during the continuance of such Event of Default, the Canadian Loan Parties hereby grant to the Collateral Agent a royalty-free, non-exclusive license or sublicense to use all Intellectual Property and Computer Hardware solely in connection with the sale or any other disposition (whether public or private) of the Inventory included in the Collateral, the completion of unfinished or work in progress Inventory, the collection of Receivables included in the Collateral, or otherwise dealing with the Collateral or any other collateral pledged by the other Loan Parties in favour of the Agent. The Collateral Agent shall require that the quality of all products and services in connection with which the Collateral Agent uses any Trademark shall be substantially consistent with or better than the quality of such products and services as of the date of the Event of Default (it being understood that the foregoing shall not limit the channels of trade or the type of sale or disposition (any marketing used therefor) in which the Collateral Agent may sell or otherwise dispose of any Inventory).
ARTICLE VII
COLLATERAL AGENT
Section 7.01    Concerning the Collateral Agent.
The provisions of Article IX of the Credit Agreement shall inure to the benefit of the Collateral Agent in respect of this Agreement and shall be binding upon all Canadian Loan Parties and all Secured Parties and upon the parties hereto in such respect. In furtherance and not in derogation of the rights, privileges and immunities of the Collateral Agent therein set forth:
(a)    The Collateral Agent is authorized to take all such actions as are provided to be taken by it as Collateral Agent hereunder and all other action reasonably incidental thereto. As to any matters not expressly provided for herein (including, without limitation, the timing and methods of realization upon the Collateral), the Collateral Agent may act or refrain from acting in accordance with written instructions from the Required Revolving Lenders (or, after all Senior Credit Obligations (other than contingent indemnification obligations) have been paid in full and all Revolving Credit Commitments with respect thereto terminated, the holders of more than 50% of the aggregate amount of outstanding (x) Cash Management Obligations owing under Secured Cash Management Agreements entered into by and between any Canadian Loan Party and any Cash Management Bank and (y) Swap Obligations under Secured Hedge Agreements entered into by or between any Canadian Loan Party and any Hedge Bank or, in the absence of such instructions or provisions, in accordance with its reasonable discretion.
(b)    The Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Security Interests in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder unless such action or omission constitutes bad faith, gross negligence or wilful misconduct. The Collateral Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Agreement by any Canadian Loan Party.
Section 7.02    Appointment of Co-Collateral Agent.
At any time or times, in order to comply with any legal requirement in any jurisdiction, the Collateral Agent may appoint another bank or trust company or one or more other persons, either to act as co-agent or co-agents, jointly with the Collateral Agent, or to act as separate agent or agents on behalf of the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the reasonable discretion of the Collateral Agent, include provisions for the protection of such co-agent or separate agent similar to the provisions of Section 7.01 of this Agreement). Notwithstanding any such appointment but only to the extent not inconsistent with such legal requirements or, in the reasonable judgment of the Collateral Agent, not unduly burdensome to it or any such co-agent, each Canadian Loan Party shall be entitled to deal solely and directly with the Collateral Agent rather than any such co-agent in connection with the Collateral Agent’s rights and obligations under this Agreement.
ARTICLE VIII
MISCELLANEOUS
Section 8.01    Notices.
(a)    Notices Generally. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, or sent by telecopier or electronic communications (as described in subsection (b) below) to the address, facsimile number or (subject to subsection (b) below) electronic mail address specified for notices: (i) in the case of any Canadian Guarantor, as specified in or pursuant to Section 10.02 of the Credit Agreement; (ii) in the case of the Canadian Borrower, the Borrower Representative, the Administrative Agent or any Revolving Credit Lender, as specified in or pursuant to Section 10.02 of the Credit Agreement; (iii) in the case of the Collateral Agent, as specified in or pursuant to Section 10.02 of the Credit Agreement; (iv) in the case of any Hedge Bank as set forth in any applicable Secured Hedge Agreement; (v) in the case of any Cash Management Bank, as set forth in any applicable Secured Cash Management Agreement; or (vi) in the case of any party, at such other address as shall be designated by such party in a notice to the Collateral Agent and each other party hereto. Notices and other communications sent by hand or overnight courier source, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that if not given during normal business hours for the recipient shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communication to the extent provided in subsection (b) below shall be effective as provided therein. Rejection or refusal to accept, or the inability to deliver because of a changed address of which no notice was given, shall not affect the validity of notice given in accordance with this Section.

(b)    Electronic Communications. Notices and other communications hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Revolving Credit Lender or L/C Issuer if such Revolving Credit Lender or L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices by electronic communication. The Administrative Agent may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
Section 8.02    No Waivers; Non-Exclusive Remedies.
No failure or delay on the part of the Collateral Agent or any Secured Party to exercise, no course of dealing with respect to, and no delay in exercising, any right, power or privilege under this Agreement or any other Finance Document or any other document or agreement contemplated hereby or thereby and no course of dealing between the Collateral Agent or any Secured Party and any Canadian Loan Party shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or privilege hereunder or under any Finance Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein and in the other Finance Documents are cumulative and are not exclusive of any other remedies provided by Law. Without limiting the foregoing, nothing in this Agreement shall impair the right of any Secured Party to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of any Canadian Loan Party other than its indebtedness under the Finance Documents.
Section 8.03    Compensation and Expenses of the Collateral Agent; Indemnification.
(a)    Expenses. The Canadian Loan Parties, jointly and severally, agree (i) to pay or reimburse the Collateral Agent for all reasonable, documented, out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Collateral Documents and any amendment, waiver, consent or other modification of the provisions hereof or thereof (whether or not the transactions contemplated hereby are consummated), and the consummation of the transactions contemplated hereby, including the reasonable fees and documented, out-of-pocket charges and disbursements of Blake, Cassels &

Graydon LLP, counsel for the Collateral Agent (ii) to pay or reimburse the Collateral Agent and the Secured Parties for all documented taxes which the Collateral Agent or any Secured Party may be required to pay by reason of the Security Interests granted in the Collateral (including any applicable stamp or transfer taxes) or to free any of the Collateral from the lien thereof and (iii) to pay or reimburse each Agent, any representative of one or more Hedge Banks or one or more Cash Management Banks and each other Secured Party for all reasonable, documented, out-of-pocket costs and expenses incurred by them in connection with the enforcement, attempted enforcement or preservation of any rights and remedies in connection with this Agreement and the other Collateral Documents, including its rights under this Section 8.03 (including all such reasonable, documented, out-of-pocket costs and expenses incurred during any “workout” or restructuring in respect of the Finance Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law). The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other reasonable, documented out-of-pocket expenses incurred by any Agent and the reasonable, documented, out-of-pocket costs of independent public accountants and other outside experts retained by or on behalf of any Agent and/or the Secured Parties. The agreements in this Section 8.03(a) shall survive the termination of the Canadian Revolving Credit Commitments and Discharge of all Finance Obligations.
(b)    Protection of Collateral. If any Canadian Loan Party fails to comply with the provisions of any Loan Document, such that the value of any Collateral or the validity, perfection, rank or value of any Security Interest is thereby diminished or potentially diminished or put at risk, the Collateral Agent may, but shall not be required to, effect such compliance on behalf of such Canadian Loan Party, and the Canadian Loan Parties shall reimburse the Collateral Agent for the reasonable, documented, out-of-pocket costs thereof on demand. All reasonable, documented, out-of-pocket insurance expenses and all reasonable, documented, out-of-pocket expenses of protecting, storing, warehousing, appraising, handling, maintaining and shipping the Collateral, any and all excise, property, sales and use taxes imposed by any Governmental Authority on any of the Collateral, or in respect of periodic appraisals and inspections of the Collateral, or in respect of the sale or other disposition thereof shall be borne and paid by the Canadian Loan Parties. If the Canadian Loan Party fails to promptly pay any portion thereof when due, the Collateral Agent may, at its option, but shall not be required to, pay the same and charge the Canadian Loan Party’s account therefor, and the Canadian Loan Parties agree to reimburse the Collateral Agent therefor on demand. All sums so paid or incurred by the Collateral Agent for any of the foregoing and any and all other sums for which any Canadian Loan Party may become liable hereunder and all reasonable, documented, out-of-pocket costs and expenses (including the reasonable fees and the documented, out-of-pocket charges and disbursements of external counsel, legal expenses and reasonable, out-of-pocket court costs) incurred by the Collateral Agent or any Secured Party in enforcing or protecting the Security Interests or any of their rights or remedies under this Agreement, shall be additional Finance Obligations hereunder.
(c)    Indemnification. Each Canadian Loan Party, jointly and severally, agrees to indemnify, save and hold harmless the Collateral Agent, each other Secured Party and their respective Affiliates, directors, officers, employees, counsel, agents and, in the case of any Approved Funds, trustees, advisors and attorneys-in-fact and their respective successors and assigns (collectively, the “Indemnitees”) from and against: (i) any and all claims, demands, actions or causes of action that may at any time (including at any time following the Discharge of Finance Obligations and the resignation or removal of any Agent, any representative of one or more Hedge Banks or one or more Cash Management Banks or the replacement of any Canadian Revolving Credit Lender) be asserted or imposed against any Indemnitee, arising out of or in any way relating to or arising out of the manufacture, ownership, ordering, purchasing, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), the violation of the Laws of any country, province, state or other Governmental Authority, or any tort (including, without limitation, any claims, arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage) or contract claim arising with respect to the Collateral; (ii) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in clause (i) above; and (iii) any and all liabilities (including liabilities under indemnities), losses, and reasonable, documented, out-of-pocket costs or expenses (including the reasonable out-of-pocket fees, charges and disbursements of external counsel to the Collateral Agent provided that, such external counsel shall be limited to one primary counsel and one local counsel for each applicable jurisdiction in which a Loan Party is formed or incorporated or in which assets included in the Canadian or U.K. Borrowing Base are located) that any Indemnitee suffers or incurs as a result of the assertion of any claim, demand, action or cause of action or proceeding with respect to the Collateral, or as a result of the preparation of any defense in connection with any claim, demand, action or cause of action or proceeding with respect to the Collateral or any Canadian Collateral Document, in all cases, and whether or not an Indemnitee is a party to such claim, demand, action or cause of action, or proceeding; provided that no Indemnitee shall be entitled to indemnification for any claim to the extent such claim is determined to have been caused by its own bad faith, gross negligence or wilful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 8.03(c) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Canadian Loan Party, its directors, shareholders or creditors or a Indemnitee or any other Person or any Indemnitee is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. Without prejudice to the survival of any other agreement of the Canadian Loan Parties hereunder and under the other Finance Documents, the agreements and obligations of the Canadian Loan Parties contained in this Section 8.03(c) shall survive the Discharge of the Finance Obligations. Any amounts paid by any Indemnitee as to which such Indemnitee has a right to reimbursement hereunder shall constitute Finance Obligations.
(d)    Contribution. If and to the extent that the obligations of any Canadian Loan Party under this Section 8.03 are unenforceable for any reason, each Canadian Loan Party hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable Law.

Section 8.04    Enforcement.
The Secured Parties agree that this Agreement may be enforced only by the action of the Collateral Agent who may be acting upon the instructions of the Required Revolving Lenders or, after all Finance Obligations (other than contingent indemnification obligations) have been paid in full and all Revolving Credit Commitments with respect thereto terminated, the holders of more than 50% of the aggregate amount of outstanding (x) Cash Management Obligations owing under Secured Cash Management Agreements entered into by and between any Loan Party and any Cash Management Bank and (y) Swap Obligations under Secured Hedge Agreements entered into by or between any Loan Party and any Hedge Bank) and that no other Secured Party shall have any right individually to seek to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent or after all Senior Credit Obligations (other than contingent indemnification obligations) have been paid in full and all Revolving Credit Commitments with respect thereto have been terminated, the holders of more than 50% of the aggregate amount of outstanding (x) Cash Management Obligations owing under Secured Cash Management Agreements entered into by and between any Loan Party and any Cash Management Bank and (y) Swap Obligations under Secured Hedge Agreements entered into by or between any Loan Party and any Hedge Bank) for the benefit of the Secured Parties upon the terms of this Agreement and the other Loan Documents.
Section 8.05    Amendments and Waivers.
Any provision of this Agreement may be amended, changed, discharged, terminated or waived if, but only if, such amendment or waiver is in writing and is signed by each Canadian Loan Party directly or indirectly affected by such amendment, change, discharge, termination or waiver (it being understood that the addition or release of any Canadian Loan Party hereunder shall not constitute an amendment, change, discharge, termination or waiver affecting any Canadian Loan Party other than the Canadian Loan Party so added or released and the Collateral Agent; provided, however, that any amendment, change, discharge, termination or waiver adversely affecting the rights and benefits of a single Class of Secured Parties (and not all Secured Parties in a like or similar manner) shall require the written consent of the Required Secured Parties (as defined below) of such Class of Secured Parties. For the purposes of this Section 8.05, the term “Class” means each class of Secured Parties, i.e., whether (x) the Revolving Credit Lenders, as holders of the Senior Credit Obligations, (y) the Hedge Banks, as holders of the obligations under the Secured Hedge Agreements or (z) the Cash Management Banks, as holders of the obligations under the Secured Cash Management Agreements. For the purposes of this Section 8.05, the term “Required Secured Parties” of any Class means each of (x) with respect to the Senior Credit Obligations comprising Finance Obligations, the Required Revolving Lenders, (y) with respect to the obligations under all Secured Hedge Agreements entered into by and between any Loan Party and any Hedge Bank, the holders of more than 50% of such obligations outstanding from time to time and (z) with respect to the obligations under all Secured Cash Management Agreements entered into by and between any Loan Party and any Cash Management Bank, the holders of more than 50% of such obligations outstanding from time to time.

Section 8.06    Successors and Assigns.
This Agreement shall be binding upon each of the parties hereto and inure to the benefit of the Collateral Agent and the Secured Parties and their respective successors and assigns. In the event of an assignment of all or any of the Finance Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. No Canadian Loan Party shall assign or delegate any of its rights and duties hereunder except as provided in the Credit Agreement.
Section 8.07    Governing Law.
THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE PROVINCE OF BRITISH COLUMBIA (INCLUDING THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN).
Section 8.08    Limitation of Law; Severability.
(a)    All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of Law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of Law which may be controlling and be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable Law.
(b)    If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 8.09    Counterparts; Effectiveness.
This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective with respect to each Canadian Loan Party when the Collateral Agent shall receive counterparts hereof executed by itself and such Canadian Loan Party. This Agreement may be transmitted and/or signed by facsimile or Adobe PDF file and if so transmitted or signed, shall, subject to requirements of applicable Law, have the same force and effect as a manually signed original and shall be binding on the Canadian Loan Parties and the Collateral Agent.

Section 8.10    Additional Canadian Loan Parties.
It is understood and agreed that any Affiliate of the Canadian Borrower that is required by any Finance Document to execute a counterpart of this Agreement after the date hereof shall automatically become a Canadian Loan Party hereunder with the same force and effect as if originally named as a Canadian Loan Party hereunder by executing an instrument of accession or joinder reasonably satisfactory in form and substance to the Collateral Agent and delivering the same to the Collateral Agent. Concurrently with the execution and delivery of such instrument, such Affiliate shall take all such actions and deliver to the Collateral Agent all such documents and agreements as such Affiliate would have been required to deliver to the Collateral Agent on or prior to the date of this Agreement had such Affiliate been a party hereto on the date of this Agreement. Such additional materials shall include, among other things, supplements to Schedules 1.01 and 4.01 hereto (which Schedules shall thereupon automatically be amended and supplemented to include all information contained in such supplements) such that, after giving effect to the joinder of such Affiliate, each of Schedules 1.01 and 4.01 hereto is true, complete and correct with respect to such Affiliate as of the effective date of such joinder. The execution and delivery of any such instrument of accession or joinder, and the amendment and supplementation of the Schedules hereto as provided in the immediately preceding sentence, shall not require the consent of any other Canadian Loan Party hereunder or of any Secured Party other than the Collateral Agent. The rights and obligations of each Canadian Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Canadian Loan Party as a party to this Agreement.
Section 8.11    Termination.
Upon the Discharge of Finance Obligations, the Security Interests created hereunder shall automatically terminate and all rights to the Collateral shall automatically revert to the Canadian Loan Parties. In addition, at any time and from time to time prior to such termination of the Security Interests, the Collateral Agent may release any of the Collateral with the prior written consent of any other Secured Party; provided that the release of the Collateral be consistent with Sections 9.10 and 10.01(y)(vii) of the Credit Agreement. Upon any such termination of the Security Interests or release of Collateral, the Collateral Agent will, upon request by and at the reasonable expense of any Canadian Loan Party, execute and deliver to such Canadian Loan Party such documents as such Canadian Loan Party shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the case may be. Any such documents shall be without recourse to or warranty by the Collateral Agent or the Secured Parties. The Collateral Agent shall have no liability whatsoever to any Secured Party as a result of any release of Collateral by it as permitted by this Section 8.11. Upon any release of Collateral pursuant to this Section 8.11, none of the Secured Parties shall have any continuing right or interest in such Collateral or the Proceeds thereof.
Section 8.12    Entire Agreement.
This Agreement and the other Loan Documents and, in the case of the Hedge Banks and the Cash Management Banks, the Secured Hedge Agreements and the Secured Cash Management Agreements, respectively, constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, and any contemporaneous oral agreements and understandings relating to the subject matter hereof and thereof.
Section 8.13    Existing Security Agreement and Acknowledgement of Security Interests.
(a)    The Canadian Borrower hereby expressly assumes, adopts and ratifies the Existing Security Agreement and acknowledges, confirms and agrees that: (i) the Canadian Borrower is and shall continue to be unconditionally liable in all respects for all of the Finance Obligations pursuant to the Existing Security Agreement, as amended by this Agreement, without offset, defense or counterclaim of any kind, nature or description whatsoever, (ii) the agreements and obligations of the Canadian Borrower contained in the Existing Security Agreement, as amended by this Agreement, constitutes the legal, valid and binding obligations of the Canadian Borrower enforceable against the Canadian Borrower in accordance with its terms, and (iii) Collateral Agent is entitled to all of the rights, remedies and benefits of the Existing Security Agreement, as amended by this Agreement.
(b)    The liens and security interests granted by Canadian Loan Parties in the Collateral shall be deemed to be continuously granted and perfected from the earliest date of the granting and perfection of such liens and security interests, whether under the Existing Security Agreement, this Agreement or any of the other Loan Documents.

Section 8.14    Amendment and Restatement.
As of the date hereof, the terms, conditions, covenants, agreements, representations and warranties set forth in the Existing Security Agreement are hereby replaced and superseded in their entirety by the terms, conditions, covenants, agreements, representations and warranties set forth in this Agreement. The amendment and restatement contained herein shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the indebtedness and other obligations and liabilities of any Canadian Loan Party evidenced by or arising under or in connection with the Existing Security Agreement and the liens and security interests securing such indebtedness and other obligations and liabilities, which shall not in any manner be impaired, limited, terminated, waived or released.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

CANADIAN BORROWER:
MASONITE INTERNATIONAL CORPORATION

Per:    /s/ Rose M. Murphy
Name: Rose M. Murphy
Title: Vice President and Assistant Corporate Secretary

COLLATERAL AGENT:
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Collateral Agent

Per:    /s/ Matt Mouledous
Name: Matt Mouledous
Title: Vice President

SCHEDULE 1.01
CLAIMS
Nil.

SCHEDULE 4.01
FILINGS MADE
TO PERFECT SECURITY INTERESTS

Name of Debtor	Jurisdiction	Filing Date	File Number
Masonite International Corporation	British Columbia	May 13, 2011, as amended (including as amended by financing change statement registered on January 30, 2019)	145023G
Masonite International Corporation	Alberta	May 13, 2011, as amended (including as amended by financing change statement registered on January 30, 2019)	11051314286
Masonite International Corporation	Ontario	May 13, 2011, as previously amended	669844413 20110513095518629105